Exhibit 99.1

NEWS RELEASE
1101 E. Arapaho Road, Suite 200 Richardson, TX 75081 (972) 234-6400

Contact

Julia Kramer

jkramer@intrusion.com

P: 972-301-3635

INTRUSION Begins Beta Testing of Cybersecurity Solution for Enterprise, INTRUSION Shield

Solution represents an entirely new approach to intrusion protection and blocking cyber crime

Richardson, Texas – Sept. 9, 2020 – INTRUSION Inc. (OTCQB:INTZ), a leading provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection services, has begun beta testing of INTRUSION Shield™ the company’s first in a family of new cybersecurity and intrusion protection solutions for the enterprise. The company successfully completed alpha testing of its initial offering with over a dozen companies ranging in size and industry, and beta testing will be conducted for approximately 90 days.

Shield™ is a combination of plug-and-play hardware, software, global data and services that utilizes artificial intelligence (AI) to deliver a completely new approach to cybersecurity. Shield is a cybersecurity solution that real-time analyzes and quarantines threats from incoming and outgoing traffic, stopping ransomware, viruses, malware, data theft and more While other solutions aim to keep malicious behavior out of a company’s network, Shield is designed to work on the premise that cyber criminals have bypassed those protections and are already on your corporate network.

“We’ve entered an era of cyber warfare. When a computer or IoT device manufactured overseas is added to a company’s network, it’s oftentimes already compromised. That’s one reason firewalls and other ‘locks’ on a network aren’t effective in stopping cybercrime,” said Jack B. Blount, President and CEO of INTRUSION. “We have spent the past 24 years supporting the DoD and other companies in the most challenging cybersecurity events. INTRUSION Shield brings this experience to the private sector to protect them from cybercrime that could devastate not only the company, but our economy as a whole.”

Combining AI with the world’s largest Block List (3.2+ billion IP addresses) and Approved List (3.7+ billion IP addresses) of signatures and rules based on DNS, TCP, UDP, and the relationships between DNS and IPV4 and IPV6 addresses, Shield is able to intercept known cybersecurity breaches as well as detect traffic that is acting maliciously and immediately block it without the need of human intervention or the need to cleanse equipment, which are required by other solutions in the market.

Shield customers benefit from INTRUSION’s extensive experience working with some of the largest companies and U.S. government organizations, without the need to hire cybersecurity experts. Shield is a network appliance that requires only simple, plug-and-play installation. The solution includes real-time and monthly reporting, which details the substantial number of threats that are blocked in any given period of time.

The first solution in the INTRUSION Shield family will be available to businesses this fall with a low cost per seat, per month. Shield™ is delivered to customers as a complete solution, with no annual contracts or need to purchase additional hardware. The next iteration in the INTRUSION Shield family is Shield CLOUD, which the company began alpha testing this week for businesses with a dedicated or hybrid cloud network environment. For more information visit https://www.intrusion.com/shield/.

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About INTRUSION Inc.

INTRUSION, Inc. is a global provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection products. INTRUSION’s product families include TraceCop™ for identity discovery and disclosure, and Savant™ for network data mining and advanced persistent threat detection. INTRUSION’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks. For more information, please visit www.intrusion.com.

Cautionary Statement Regarding Forward Looking Information

This release may contain certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward looking statements involve a number of risks and uncertainties. Such statements include, without limitation, statements regarding the introduction of our new INTRUSION Shield product, as well as other statements. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward looking statements. These factors include, without limitation, uncertainties related to the success of our new INTRUSION Shield product, the outcome of the current Beta testing, the development and testing of our new Shield CLOUD product, and other facts and circumstances that might cause actual results to differ materially from our current expectations, some of which are detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

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